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Salesforce Proxy Supplement May 2023 1

Forward Looking Statements This presentation contains forward-looking statements about, among other things, trend analyses and future events, future ﬁnancial performance, anticipated growth, our business plans and growth strategy, our commitments, goals, aims or aspirations regarding environmental, social and governance matters, including climate change and diversity and inclusion, our intentions regarding use of future earnings or dividends or our expectations regarding investing in human capital and technology. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, Salesforce’s results or outcomes could diﬀer materially from the results or outcomes expressed or implied by these forward-looking statements. The risks and uncertainties referred to above include those factors discussed in Salesforce’s reports ﬁled from time to time with the Securities and Exchange Commission, including, but not limited to: the impact of, and actions we may take in response to, the COVID-19 pandemic, related public health measures and resulting economic downturn and market volatility; our ability to maintain security levels and service performance that meet the expectations of our customers, and the resources and costs required to avoid unanticipated downtime and prevent, detect and remediate performance degradation and security breaches; the expenses associated with our data centers and third-party infrastructure providers; our ability to secure additional data center capacity; our reliance on third-party hardware, software and platform providers; the eﬀect of evolving domestic and foreign government regulations, including those related to the provision of services on the Internet, those related to accessing the Internet, and those addressing data privacy, cross-border data transfers and import and export controls; current and potential litigation involving us or our industry, including litigation involving acquired entities such as Tableau Software, Inc. and Slack Technologies, Inc., and the resolution or settlement thereof; regulatory developments and regulatory investigations involving us or aﬀecting our industry; our ability to successfully introduce new services and product features, including any eﬀorts to expand our services; the success of our strategy of acquiring or making investments in complementary businesses, joint ventures, services, technologies and intellectual property rights; our ability to complete, on a timely basis or at all, announced transactions; our ability to realize the beneﬁts from acquisitions, strategic partnerships, joint ventures and investments, and successfully integrate acquired businesses and technologies; our ability to compete in the markets in which we participate; the success of our business strategy and our plan to build our business, including our strategy to be a leading provider of enterprise cloud computing applications and platforms; our ability to execute our business plans; our ability to continue to grow unearned revenue and remaining performance obligation; the pace of change and innovation in enterprise cloud computing services; the seasonal nature of our sales cycles; our ability to limit customer attrition and costs related to those eﬀorts; the success of our international expansion strategy; the demands on our personnel and infrastructure resulting from signiﬁcant growth in our customer base and operations, including as a result of acquisitions; our ability to preserve our workplace culture, including as a result of our decisions regarding our current and future oﬃce environments or work-from-home policies; our dependency on the development and maintenance of the infrastructure of the Internet; our real estate and oﬃce facilities strategy and related costs and uncertainties; ﬂuctuations in, and our ability to predict, our operating results and cash ﬂows; the variability in our results arising from the accounting for term license revenue products; the performance and ﬂuctuations in the fair value of our investments in complementary businesses through our strategic investment portfolio; the impact of future gains or losses from our strategic investment portfolio, including gains or losses from overall market conditions that may aﬀect the publicly traded companies within our strategic investment portfolio; our ability to protect our intellectual property rights; our ability to maintain and enhance our brands; the impact of foreign currency exchange rate and interest rate ﬂuctuations on our results; the valuation of our deferred tax assets and the release of related valuation allowances; the potential availability of additional tax assets in the future; the impact of new accounting pronouncements and tax laws; uncertainties aﬀecting our ability to estimate our tax rate; uncertainties regarding our tax obligations in connection with potential jurisdictional transfers of intellectual property, including the tax rate, the timing of transfers and the value of such transferred intellectual property; uncertainties regarding the eﬀect of general economic, business and market conditions, including inﬂationary pressures, general economic downturn or recessions, market volatility, increasing interest rates and changes in monetary policy; the impact of ﬁnancial institution instability; the impact of geopolitical events, including the recent conﬂict in Europe; uncertainties regarding the impact of expensing stock options and other equity awards; the suﬃciency of our capital resources; our ability to execute our Share Repurchase Program; our ability to comply with our debt covenants and lease obligations; the impact of climate change, natural disasters and actual or threatened public health emergencies; the expected beneﬁts of and timing of completion of our restructuring plan and the expected costs and charges of the restructuring plan, including, among other things, the risk that the restructuring costs and charges may be greater than we anticipate, the risk that the Company’s restructuring eﬀorts may adversely aﬀect the Company’s internal programs and the Company’s ability to recruit and retain skilled and motivated personnel and may be distracting to employees and management, the risk that the Company’s restructuring eﬀorts may negatively impact the Company’s business operations and reputation with or ability to serve customers, and the risk that the Company’s restructuring eﬀorts may not generate their intended beneﬁts to the extent or as quickly as anticipated; and our ability to achieve our aspirations, goals and projections related to our environmental, social and governance initiatives. 2

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2023 Proxy Statement Highlights Enhanced stockholder engagement program and engaged with stockholders representing >60% of shares outstanding Refreshed Board with 5 new directors in the past 18 months Appointed a new Lead Independent Director with expanded duties and oversight Formed a Business Transformation Committee and dissolved our Mergers & Acquisitions and Real Estate committees Restructured our PRSU program, eﬀective FY24 4

Salesforce: Customer360 anchored by the #1 CRM Leader In Leader In Leader In Philanthropy Culture Innovation 5

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FY23 Financial Results 1 Consistent top-line revenue, cash ﬂow and RPO growth Revenue Operating Cash Flow Remaining Performance Obligation in billions in billions in billions 16% 22% 18% CAGR CAGR CAGR 2 1 FY20-FY23 Revenue, GAAP margin, Non-GAAP margin, Operating Cash Flow, and Remaining Performance Obligation based on reported actuals. 2 Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the amortization of purchased intangibles, stock-based compensation and charges related to the restructuring plan.Refer to the Appendix for an explanation of non-GAAP ﬁnancial measures, and why we believe these measures can be useful, as well as a reconciliation of non-GAAP ﬁnancial measures to the most comparable GAAP measures. 7

Corporate Governance A Highly Qualiﬁed Board Provides Strong, Independent Oversight 8

Board Nominees Marc Benioﬀ Laura Alber Parker Harris Robin Washington* Craig Conway (Chair and CEO) (LID; FE) Neelie Kroes Oscar Munoz John V. Roos Maynard Webb Susan Wojcicki LID = Lead Independent Director FE = Financial Expert *New LID - Sept 2022 Arnold Donald* Sachin Mehra* Mason Morﬁt* *New Appointments - March 2023 (FE) Sanford Robertson and Alan Hassenfeld, each of whom is a member of the Board as of the date of the 2023 Proxy Statement, are not 9 standing for reelection as directors and will retire from the Board, eﬀective as of the 2023 Annual Meeting of Stockholders.

Experienced and Balanced Board Diverse and Dynamic Experience 12 Proﬁtable/Sustainable Growth 11 Operational Eﬃciency 10 Capital Allocation 5 Sales Distribution 7 Marketing/Branding 11 International Operations 7 Cybersecurity or Data Privacy 9 Financial Statements/Accounting 9 Software Industry 7 Cloud Computing Technology 11 Public or Large Company Senior 7 Government/Regulatory Executive 10 Succession Planning/Leadership 11 Public Company Board Transitions 7 Ethnic or Gender Diversity Key Skills Key Experience Attributes The ﬁgures above highlight the independence, tenure, diversity and experience of our director nominees. 10 (1) Director tenure is measured by completed years of service from the initial month of service through the ﬁling of the Company’s annual Proxy Statement.

Enhanced Oversight Expanded scope and oversight responsibilities of Lead Independent Director As of September 2022, among other things, the Lead Independent Director: ● presides at Board meetings at which the Chair is not present, as well as at executive sessions and independent director meetings ● reviews and approves, or provides input and consults on, materials sent to the Board (including risk oversight materials) Robin Washington New LID ● reviews and approves, or provides input and consults on, the agenda and schedule for Board meetings (including risk oversight items) ● serves as liaison between the Chair and independent directors and as liaison among the Committee Chairs ● is available for and frequently engages in consultation and communication with major stockholders and other stakeholders ● meets and coordinates meetings of other directors, as appropriate, with other constituencies ● oversees the Board evaluation process, which assists the Board in enhancing its design and operations ● advises on the formation of any new standing or ad hoc committees of the Board ● plays a key role in maintaining the Company’s and the Board’s focus on eﬀective talent development and succession planning ● has the authority to call executive sessions or meetings of the independent directors We believe these changes demonstrate robust independent oversight, particularly in the context of having a combined Chair and CEO role. 11

Board and Governance Practices Informed by Stockholder Feedback ✓ Diverse Board in Terms of Gender, Background, Race, Experience, ✓ Lead Independent Director with Expansive Duties Skills and Tenure (Enhanced and Refreshed in September 2022) ✓ Average Tenure of ~7 Years; Average Age of ~61 Years ✓ Board Nominees Composed of Approximately 77% Independent Directors; 31% Women; 31% Ethnically Diverse Directors ✓ No Supermajority Voting Provisions in Certiﬁcate of Incorporation or Bylaws ✓ Commitment to Board Refreshment with Three New Directors Eﬀective March 2023 and Five New Directors Appointed in the ✓ Fully Independent Audit, Compensation and Governance Past 18 Months Committees ✓ Annual Election of Directors ✓ Comprehensive Strategy, Risk, Operating and ESG Oversight by Full Board and Committees ✓ Majority Voting for Directors in Uncontested Elections ✓ Annual Board and Committee Self-Evaluations ✓ Proxy Access Right on Market Terms ✓ Active Engagement with Stockholders of a Majority of Our ✓ Rigorous Director Selection and Evaluation Process Outstanding Shares in Fiscal 2023 ✓ Limit on Outside Directorships ✓ Stock Ownership Policy for Directors and Executive Oﬃcers ✓ Stockholder Ability to Request Special Meetings at 15% ✓ Regular Executive Sessions of Non-Executive Directors Threshold 12

ESG Goals & Strategy Aligned with our Proﬁtable Growth Strategy 13

Core Values. Our North Star. 14 14

ESG & Value Creation at Salesforce Delivering value to all stakeholders and building a resilient company Salesforce’s ESG goals align with our long-term proﬁtable growth strategy, as well as ﬁnancial and operational priorities. The Board oversees and actively engages on ESG oversight. ✓ Board-level oversight led by Governance Committee to lead initiatives in corporate governance, business ethics, privacy and security, ethical and inclusive products, supply chain responsibility, and government aﬀairs and civic engagement ✓ Audit Committee oversees certain ESG-related disclosures and metrics ✓ Cybersecurity & Privacy Committee oversees our privacy and ethical use of technology matters, meeting regularly with our Chief Ethical & Humane Use Oﬃcer Since FY23, ESG measures in our executive compensation program promote equality and sustainability, and align pay with performance. Salesforce is committed to transparent ESG disclosures. ✓ Comprehensive Stakeholder Impact Report since FY12, with ESG disclosures in our 10-K and Proxy ✓ ESG disclosures informed by SASB, TCFD, GRI, and UN SDGs ✓ Voluntarily and publicly disclose our EEO-1 Report ✓ Updated double-materiality assessment informed by internal and external stakeholder engagement ✓ Limited assurance on select Environmental & Social metrics since FY18 Company goals are aspirational and may change. Statements regarding Company’s goals are not guarantees or promises that they will be met. 15 Websites referenced are provided for convenience only, and the material on the referenced websites does not constitute a part of this presentation.

Compensation Program Framework - Integrating Operating Margin Goals Align executive compensation with the interests of our stockholders Objective: Attract and retain the right talent to lead our Company in a dynamic, innovative and competitive environment Philosophy: Tie a signiﬁcant portion of compensation to the performance of our common stock and other metrics New this year: Commencing in ﬁscal 2024, to build greater accountability regarding our continued focus on driving proﬁtable growth, the long-term incentive program metrics applicable to our SVP+ population now include a mix of non-GAAP operating margin and relative total shareholder return measures Pay Component FY24 Metrics Rationale Provides compensation for day-to-day responsibilities Base Salary N/A for all employees Revenue Drives achievement of key annual corporate performance Operating Cash Flow Performance-Based goals Short-term Incentive Program Non-GAAP Income from Operations ESG Metrics Establishes direct alignment with Company and stock Performance-Based Non-GAAP Operating Margin & Relative TSR Absolute TSR Relative TSR with absolute TSR payout cap Restricted Stock Units price performance and the interests of stockholders CEO LTI mix (~60% PRSUs and ~40% stock Restricted Stock Units Stock Price options) establishes even greater emphasis Stock Options Stock Price on Company performance 16

FY23 Stakeholder Impact Report Highlights 52% Net Zero of U.S. Employees Identify $100M+ Residual Emissions As underrepresented groups Spent Maintained across our full value With Black-owned businesses (Women, Black, Latina/o/x, Indigenous, Two chain or more races, LGBTQ+, People with disabilities, and Veterans) 100% $82M+ 4 Renewable Energy in Grants and Donations ESG measures By procuring renewable energy or renewable energy certiﬁcates To support our partners and Tied to executive (EVP+) equivalent to the electricity we use communities around the world compensation globally 17

Our Social Platform $614M 7.8M 50K+ giving to date* employee volunteer hours nonproﬁt and higher to date* education customers to date* * Lifetime to date as of 1/31/23 pledge1percent.org Join 17K+ companies 18 1% Equity 1% Time 1% Product

Sustainability We lead by example to create a more resilient company and drive value with our values. Ecopreneur Revolution Net Zero Now Nature Positive Energy Transition Nature-Based Solutions Catalytic Capital 100% Renewable Net Zero Salesforce has net zero Founding partner of 1t.org; Leveraging venture capital and Energy residual emissions and Goal to conserve, restore, and philanthropic grants for Achieved for our global delivers a carbon neutral grow 100M trees by 2030; ecopreneurs to scale operations. cloud. Goal to purchase $10M tons innovative solutions. of blue carbon credits. First Movers Coalition Climate Targets UpLink We have set ambitious, (FMC) Climate Justice Created with the World science-based targets that Accelerating innovation to Funds and accelerators restore Economic Forum (WEF) to extend across our value chain decarbonize hard-to-abate natural ecosystems and launch innovation challenges (scopes 1, 2 and 3). sectors, speciﬁcally support local communities. and invest in entrepreneurial sustainable aviation fuels projects. (SAF) and Carbon Dioxide Removal (CDR). Policy, Advocacy & Ecosystem Engagement 19

Our Workforce Management Approach Our core values are a competitive advantage with people management Equality, Diversity & Inclusion Employee Wellness & Development Our ultimate goal is to create a company that reﬂects We prioritize employee well-being, and we invest in the world around us. beneﬁts and programs to keep our employees and their families happy and healthy, so they can bring their • A Diverse Workplace - best selves to work every day. • 52% of U.S. employees identify as members of an 1 underrepresented group ; exceeding our 50% goal 1 year early. • We oﬀer ﬂexible, competitive beneﬁts including healthcare, • Doubled Black leadership 1 year ahead of schedule. mental health support and resources, life and disability coverage, retirement, and more. • Continue to work toward 50% increase in underrepresented 2 minority representation in all employees and leadership. • We oﬀer robust ﬁnancial beneﬁts, including 401(k) plan • New goal of 40% global women and non-binary identifying matching and an employee stock purchase plan. employees by FY27. • We oﬀer generous time oﬀ and leave programs, including • Racial Equality and Justice Taskforce - Investment in 4 pillars volunteer time oﬀ (VTO), parental leave and more. of People, Purchasing, Philanthropy and Policy • We execute employee-centered talent strategies, programs, • Equal Pay for Equal Work - Annual review of salaries and and processes throughout the employee lifecycle. bonuses to promote equitable compensation 1 Salesforce deﬁnes “underrepresented groups” or “URG” as employees who identify as Women, Black, Latina/o/x, Indigenous, Two or More Races, 20 LGBTQ+, People with Disabilities, and Veterans. 2 Salesforce deﬁnes “underrepresented minorities” or “URM” as employees who identify as Black, Latina/o/x, Indigenous, and Two or More Races.

Our Equality Strategies Investing in culture and engaging our stakeholders Lead with a Engage Advance Focus on Design Global Mindset Stakeholders Representation Employee Experience Inclusive Systems Reﬁne the global strategy Activate customer, Inclusive hiring, Access, opportunities, Equality at the center of in a way that resonates stockholder, partner & retention strategies, advocacy, and community hiring, promotions, manager enablement, with employees globally community networks to from anywhere manager enablement, and goals/metrics internal careers through a localized lens drive cross-ecosystem change Products and features that adapt to the changing abilities of everyone navigating the world 21

Representation Data, as of February 2023 Find all of our equality data at www.equality.com Gender Race & Ethnicity (U.S.) Other/ Women Men Undisclosed 36.4%63.4% 0.2% Global Global Global Other/ Women Men Undisclosed 39.3% 60.4% 0.3% U.S. U.S. U.S. Additional Identities (U.S.) People with LGBTQ+ Veterans Disabilities 3.7%2.2% 3.5% 22

Governance Our core value of Trust underpins all that we do Government Aﬀairs Privacy & Security Ethical & Inclusive Products We are committed to providing the Ethical and Inclusive Product team Salesforce works with policymakers most secure, compliant enterprise ensures Salesforce technologies are and governments around the world to cloud on the market. designed, developed and used in an advocate for public policies that serve ethical, accessible and inclusive our stakeholders. We provide, tools, training and manner. support for our employees, Our work is nonpartisan and aligns to customers, partners and more to Oﬃce of Ethical & Humane Use of our core values and we encourage protect customer data. Technology regularly engages with nonpartisan civic engagement stakeholders and experts to champion amongst our employees Our Board’s Cybersecurity and Privacy innovation that considers unintended Committee oversees privacy and consequences and aims to prevent We produce a detailed annual report security and meets regularly with harm. of our corporate political spending senior management. available on our Public Policy page. 23

Appendix 24

Non-GAAP Financial Measures This presentation includes information about non-GAAP Operating Margin (a “non-GAAP ﬁnancial measure”). Non-GAAP ﬁnancial measures are measurements of ﬁnancial performance that are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and computational methods may diﬀer from those used by other companies. Non-GAAP ﬁnancial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated ﬁnancial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance. The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company’s results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company’s business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company’s relative performance against other companies that also report non-GAAP operating results. Non-GAAP Operating Margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the amortization of purchased intangibles, stock-based compensation expense and charges related to the restructuring plan. 25

Non-GAAP Financial Measures GAAP to Non-GAAP Financial Reconciliation (in millions) Fiscal Year Ended January 31, 1 Non-GAAP income from operations 2023 2022 2021 2020 GAAP income from operations $1,030 $548 $455 $297 1 Non-GAAP income from operations excludes the impact of the amortization of purchased Plus: intangibles, stock-based compensation and charges related to the restructuring plan. Amortization of purchased intangibles 1,951 1,624 1,121 792 2 Stock-based compensation expense included in this table for the twelve months ended January 31, 2 Stock-based compensation expense 3,259 2,779 2,190 1,785 2023 excludes stock-based compensation expense related to the restructuring plan, which is included in the Restructuring line. Restructuring 828 3 GAAP operating margin is the proportion of GAAP Non-GAAP income from operations $7,068 $4,951 $3,766 $2,874 income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as Revenue $31,352 $26,492 $21,252 $17,098 a percentage of GAAP revenue. 3 GAAP operating margin 3.3% 2.1% 2.1% 1.7% 3 Non-GAAP operating margin 22.5% 18.7% 17.7% 16.8% 26